Exhibit 99.1
                                  NEWS RELEASE


Date:           August 23, 2005   4:30 p.m. E.S.T.
Contacts:       James L. Saner, Sr., President and CEO
                MainSource Financial Group  812-663-0157

                                                               [MainSource logo]

                Alan L. Grimble, CEO
                Union Community Bancorp  765-362-2400


             MainSource Financial Group and Union Community Bancorp
                          Announce Definitive Agreement

MainSource Financial Group, Inc., Greensburg, Indiana (Nasdaq: MSFG) ("MainSource"), and Union Community Bancorp, Crawfordsville, Indiana (Nasdaq:
UCBC) ("Union Community"), today jointly announced that they have executed a definitive agreement to merge Union Community into MainSource. Union Community's subsidiary bank, Union Federal Savings and Loan Association ("Union Federal"), will be merged simultaneously into a newly-formed subsidiary of MainSource.

The Agreement provides that shareholders of Union Community will have the right to elect to receive cash in the approximate amount of $27.33 per share, or approximately 1.495 shares of MainSource common stock (valued at $27.33, based on MainSource's August 22, 2005 closing price of $18.28 per share) for each share of Union Community common stock owned by them. Based on MainSource's August 22, 2005 closing price and including the anticipated cash out of Union Community stock options, the transaction value is estimated at $56.0 million.

The amount of cash or stock payable to Union Community's shareholders may be adjusted at the time of closing based on the amount of Union Community's consolidated shareholders' equity as of the end of the month prior to closing, after certain adjustments prescribed by the agreement have been made, and the closing price of MainSource's common stock prior to closing. However, 55% of the aggregate consideration must be paid in shares of MainSource common stock, and there may be allocations of cash or stock made to shareholders (on the basis of the smallest to the largest shareholders) to ensure that this requirement is satisfied.

The transaction, which is expected to close in the first quarter of 2006, is subject to various regulatory approvals and the approval of Union Community's shareholders.

The transaction is expected to be accretive to MainSource's earnings per share during the first full year following the transaction. The transaction will allow MainSource to establish a presence in several additional markets and four additional Indiana counties: Crawfordsville, which is in Montgomery County, Covington, which is in Fountain County, Williamsport, which is in Warren County and Lafayette, which is in Tippecanoe County. MainSource currently plans to continue to operate all of Union Community's current offices under the new name "MainSource Bank - Crawfordsville."

James L. Saner, Sr., President and Chief Executive Officer of MainSource Financial Group stated, "Union Federal Savings and Loan Association has a long tradition of providing banking services to the people of Montgomery and surrounding counties. We, at MainSource, believe this will be a great partnership because we will be able to offer more products and more services to the residents of these areas. As we transition the bank from a historic savings and loan to a commercial bank a whole array of business products will be added so the bank will be able to meet the needs of not only consumers but also small business, farm, and commercial customers. Alan Grimble and Lee Walden are great additions to our executive team. Alan will become Chairman, President and CEO of the newly formed MainSource Bank in Crawfordsville." He added, "We are committed to local decision-making and we stand firm on our commitment to our community banking philosophy. Our current structure emphasizes regionalized management by local employees, which serves as a cornerstone for MainSource."

Under the Agreement, Alan L. Grimble and J. Lee Walden will remain executive officers of the surviving bank, and will maintain Union Federal's current offices in order to continue to serve its customers.

Alan Grimble, CEO of Union Community and Union Federal stated, "We are excited to become part of the MainSource family. We believe that the MainSource community banking philosophy will be well received by our Union customers and employees. As part of the MainSource bank network we will eventually be able to offer our customers and local community additional products and services. Given the challenges of being a small public company in today's environment, we believe that this transaction is an excellent opportunity for our shareholders."

MainSource Financial Group, Inc., headquartered in Greensburg, Indiana, is a community-focused, financial services holding company with assets of approximately $1.5 billion. Through its three banking subsidiaries, MainSource Bank, Greensburg, Indiana; Peoples Trust Company, Linton, Indiana; and MainSource Bank of Illinois, Kankakee, Illinois, it operates 53 offices in 22 Indiana counties and six offices in three Illinois counties. Through its non-banking subsidiaries, MainSource Insurance LLC, MainSource Title LLC, and MainSource Mortgage LLC, it provides various related financial services through its banking affiliates.

Union Community Bancorp was formed in 1997 and acquired all the shares of Union Federal Savings & Loan Association in its conversion from mutual to stock form. In 2002 Union Community acquired Crawfordsville-based Montgomery Financial Corporation in a transaction which significantly increased the asset size of Union Community. The Association has been headquartered in Crawfordsville, Indiana since its establishment in 1913 and operates six offices located in Montgomery, Fountain, Warren and Tippecanoe Counties.

Union Community Bancorp had $264.3 million in total assets and $33.8 million in shareholders' equity as of June 30, 2005. There are currently 1,939,000 shares of stock outstanding which are traded on NASDAQ under the symbol "UCBC".

Forward-Looking Statements

Except for historical information contained herein, the discussion in this press release may include certain forward-looking statements based upon management expectations. Factors which could cause future results to differ from these expectations include the following: general economic conditions; legislative and regulatory initiatives; monetary and fiscal policies of the federal government; deposit flows; the costs of funds; general market rates of interest; interest rates on competing investments; demand for loan products; demand for financial services; changes in accounting policies or guidelines; and changes in the quality or composition of MainSource's or Union Federal's loan and investment portfolios; the timing of the closing of the transaction; the timing and success of integration efforts once the transaction is complete; MainSource's expectations or ability to realize success with the acquisition of Union Federal, and the impact of this transaction, if successful, on MainSource's business.

The forward-looking statements included in the press release relating to certain matters involve risks and uncertainties, including anticipated financial performance, business prospects, and other similar matters, which reflect management's best judgment based on factors currently known. Actual results and experience could differ materially from the anticipated results or other expectations expressed in the companies' forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release.

MainSource will be filing a Registration Statement on Form S-4 concerning the merger with the Securities and Exchange Commission ("SEC"), which will include the proxy statement/prospectus that will be mailed to Union Community's shareholders. WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge, when filed, at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by MainSource will be available free of charge from the Secretary of MainSource at 201 N. Broadway, P.O. Box 87, Greensburg, IN 47240, telephone (812) 663-0157. Documents filed with the SEC by Union Community will be available free of charge from the Secretary of Union Community at 221 East Main Street, Crawfordsville, Indiana, telephone (765) 362-2400. INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER. Copies of all recent proxy statements and annual reports are also available free of charge from the respective companies by contacting the company secretary.

MainSource and Union Community and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the Merger. INFORMATION ABOUT THE PARTICIPANTS MAY BE OBTAINED THROUGH THE SEC'S WEBSITE FROM THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC ON

APRIL 29, 2005, WITH RESPECT TO MAINSOURCE AND THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC ON MARCH 16, 2005, WITH RESPECT TO UNION COMMUNITY.

                                    * * * * *

 MainSource Financial Group, 201 N. Broadway, P.O. Box 87, Greensburg, IN 47240

  Union Community Bancorp, 221 East Main Street, Crawfordsville, Indiana 47933